Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter Results
and Reaffirms 2025 Financial Guidance

•Strong financial and operating results; reaffirming 2025 guidance ranges and capital allocation
•Signed 295 MW of premium, long-term retail agreements for data centers on NRG sites; potential expansion up to 1 GW across additional sites
•Executed loan agreement under the Texas Energy Fund for T.H. Wharton generation facility, expected online in 2026; continuing to advance due diligence on Cedar Bayou and Greens Bayou
•Increasing 2025 Texas Residential Virtual Power Plant target from 20 MW to 150 MW
•Submitted all required regulatory filings for previously announced acquisition from LS Power; continue to target first quarter 2026 for closing

HOUSTON—August 6, 2025—NRG Energy, Inc. (NYSE: NRG) today announces financial results for the second quarter ended June 30, 2025 and reports GAAP Net Loss of $(104) million, GAAP Earnings per Share (EPS) — basic of $(0.62), and GAAP Cash Provided by Operating Activities of $451 million. The Company's non-GAAP metrics are Adjusted Net Income of $339 million, Adjusted EPS of $1.73, Adjusted EBITDA of $909 million, and Free Cash Flow before Growth Investments (FCFbG) of $914 million for the second quarter of 2025.

“NRG once again delivered superb financial and operational performance in the quarter, completing the most successful first half performance in the company’s history. Our results underscore the strength and resilience of our core business combined with meaningful progress on our strategic initiatives,” said Larry Coben, Chair, President, and Chief Executive Officer. “We have also signed our first long-term data center power agreements. What continues to differentiate NRG is our ability to innovate at scale while staying laser-focused on delivering the full spectrum of energy services to an ever-growing realm of customers - from data centers to businesses of all sizes to families. I am proud of the opportunities and solutions we are creating for our customers, and I am confident that we are creating substantial value.”

Consolidated Financial Results
Table 1:

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	6/30/2025	6/30/2024	6/30/2025	6/30/2024
GAAP Net (Loss)/Income	$(104)	$738	$646	$1,249
Adjusted Net Incomea b	$339	$353	$870	$658
GAAP EPS — basic	$(0.62)	$3.47	$3.11	$5.81
Adjusted EPSa c	$1.73	$1.70	$4.42	$3.15
Adjusted EBITDA[a]	$909	$962	$2,035	$1,832
GAAP Cash Provided by Operating Activities	$451	$1,056	$1,306	$1,323
Free Cash Flow Before Growth Investments (FCFbG)[a]	$914	$663	$1,207	$623
a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-1 through A-6 for GAAP reconciliations. Adjusted EPS, Adjusted Net Income, and Adjusted EBITDA exclude fair value adjustments related to derivatives

b Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see Appendix tables A-1 through A-4
c Adjusted EPS calculated based on Adjusted Net Income divided by weighted average number of common shares outstanding - basic

NRG's GAAP Net Loss for the second quarter of 2025 is $842 million lower than the same period in 2024, primarily due to unrealized non-cash losses on mark-to-market economic hedges driven by declines in forward natural gas and northeast power prices, as well as an increase to reserves for legal matters in 2025. The prior year also included positive impact from rising ERCOT power prices and market heat rate expansion. Certain economic hedge positions must be marked-to-market each period, while the related customer contracts are not, resulting in temporary unrealized gains or losses that do not reflect the underlying economics expected at settlement. Other factors that contributed to the decrease in current year GAAP earnings includes certain asset sales and retirements and an increase in equity-linked compensation driven by NRG's increased share price in 2025. The year-over-year decrease was partially offset by a loss on debt extinguishment recorded in 2024.

Adjusted Net Income for the second quarter 2025 is $339 million, $14 million lower than prior year, primarily driven by a $53 million decline in Adjusted EBITDA, which includes the financial impacts mentioned in the previous paragraph and additional drivers described in the segment results below. Adjusted EPS is $1.73 for the second quarter 2025, $0.03 higher than prior year.

NRG’s Adjusted EPS and FCFbG results for the first six months of 2025 compare favorably to last year, primarily due to strong financial and operational performance.

Reaffirming 2025 Guidance

NRG is trending at the upper end of its guidance ranges and is reaffirming its guidance for 2025 as set forth below.

Table 2: Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG Guidance for 2025a

2025
(In millions, except per share amounts)	Guidance
Adjusted Net Income	$1,330 - $1,530
Adjusted EPS	$6.75 - $7.75
Adjusted EBITDA	$3,725 - $3,975
FCFbG	$1,975 - $2,225
a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-8 and A-9 for GAAP reconciliations. Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

2025 Capital Allocation

The Company plans to return $1.3 billion to shareholders via share repurchases and approximately $345 million via common stock dividends in 2025, as part of its previously announced 2025 capital allocation plan. Through July 31, 2025, the Company completed $768 million in share repurchases and distributed $173 million in common stock dividends.

On July 8, 2025, the Company retired the remaining $232 million of its outstanding 2.75% convertible senior notes due 2048. In connection with this retirement, the Company also paid $292 million in option premiums on the capped call transactions that hedged the conversion premium on the convertible senior notes.

On July 22, 2025, NRG closed a $1.0 billion upsize to its existing Term Loan B, with the proceeds to be utilized for replenishment of capital employed for the acquisition of assets added to its Texas generation portfolio, the redemption of principal related to the convertible senior notes, development of its Texas new builds, and general company purposes.

On July 21, 2025, NRG declared a quarterly dividend of $0.44 per common share, or $1.76 per share on an annualized basis. The dividend is payable on August 15, 2025, to common stockholders of record as of August 1, 2025.

NRG's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of common stock repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the Company’s ability to maintain satisfactory credit ratings.

NRG Strategic Developments

Data Center Update

NRG has entered into 295 MW of premium, long-term retail agreements to power data centers constructed on two NRG-owned sites in Texas. Initial powering is expected by the second half of 2026, with the facilities to be fully online by 2030. There is potential to expand up to 1 GW across additional sites.

Texas Energy Fund (TEF)

On July 31, 2025, NRG entered into a $216 million loan agreement with the Public Utility Commission of Texas (PUCT) under the TEF for a low-interest rate loan at 3% to support development at its 415 MW (456 MW nameplate) T.H. Wharton generation facility. Initial disbursement of funds occurred in July 2025 and is expected to continue through the projected summer 2026 commercial operations date.

NRG has two additional Texas new build projects in TEF due diligence review, Greens Bayou and Cedar Bayou, totaling 1.1 GW.

Accelerating Texas Residential Virtual Power Plant

Building on strong customer adoption of the Home Essentials and other offerings, NRG has raised its 2025 Texas Residential Virtual Power Plant target to 150 MW, up from 20 MW. The program remains on track to achieve 650 MW in Texas by 2030 and 1 GW by 2035.

Acquisition of Premier Power Portfolio from LS Power On Track to Close First Quarter 2026

On May 12, 2025, NRG entered into a definitive agreement with LS Power to acquire a power portfolio including 13 GW of natural gas-fired generation facilities and a Commercial & Industrial Virtual Power Plant platform with 6 GW of capacity.

The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions and regulatory approvals including Hart-Scott-Rodino (HSR), Federal Energy Regulatory Commission (FERC), and the New York State Public Service Commission (NYSPSC). All required filings have been submitted.

Segment Results

Table 3: Adjusted EBITDAa

(In millions)	Three Months Ended		Six Months Ended
Segment	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Texas	$512	$452	$811	$671
East	99	209	573	560
West/Services/Other[b]	43	73	120	129
Vivint Smart Home	255	228	531	472
Adjusted EBITDA	$909	$962	$2,035	$1,832
a Adjusted EBITDA is a non-GAAP financial measure; see Appendix tables A-1 through A-4 for GAAP reconciliation of Adjusted EBITDA (by operating segment) to GAAP Net Income (by operating segment). Adjusted EBITDA excludes fair value adjustments related to derivatives
b Includes Corporate activities

Texas: Second quarter 2025 Adjusted EBITDA is $512 million, $60 million higher than prior year. For the first six months of 2025, Adjusted EBITDA is $811 million, $140 million higher than prior year. The increase for both the quarter and for the first six months are primarily driven by improved retail margin. Results for the first six months of 2025 further benefited from favorable weather.

East: Second quarter 2025 Adjusted EBITDA is $99 million, $110 million lower than prior year. This decrease is primarily driven by increased supply costs to serve retail load, partially offset by increased retail natural gas margins and higher capacity prices for owned generation. For the first six months of 2025, Adjusted EBITDA is $573 million, $13 million higher than prior year. Results include favorable impact from higher natural gas wholesale margins in the first quarter.

West/Services/Other: Second quarter 2025 Adjusted EBITDA is $43 million, $30 million lower than prior year. For the first six months of 2025, Adjusted EBITDA is $120 million, $9 million lower than prior year. These decreases are primarily driven by the sale of Airtron in September 2024 and the expiration of the Cottonwood lease in May 2025, partially offset by higher retail power margins.

Vivint Smart Home: Second quarter 2025 Adjusted EBITDA is $255 million, $27 million higher than prior year. For the first six months of 2025, Adjusted EBITDA is $531 million, $59 million higher than prior year. The increase for both the quarter and the first six months of 2025 is attributable to growth in customer count, driven by higher new customer adds and record customer retention, and an increase in monthly recurring service margin per customer.

Liquidity and Capital Resources
Table 4: Corporate Liquidity

(In millions)	6/30/25	12/31/24
Cash and Cash Equivalents	$180	$966
Restricted Cash	17	8
Total	$197	$974
Total availability under revolving credit facility and collective collateral facilities	5,058	4,469
Total liquidity, excluding funds deposited by counterparties	$5,255	$5,443

As of June 30, 2025, NRG's unrestricted cash was approximately $0.2 billion, and $5.1 billion was available under the Company’s credit facilities. Total liquidity was $5.3 billion. The ending cash balance decrease is mainly a result of the acquisition of assets added to the Company's Texas generation portfolio with the increase in availability due to seasonal shaping of the AR Securitization facility and upsize of Revolving Credit Facility net of funds drawn. In July 2025, some proceeds from the $1 billion increase to the Term Loan B facility were used to repay the revolver and replenish cash used for the additions to the Company's Texas generation portfolio.

Earnings Conference Call
On August 6, 2025, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials through the investor relations website under “presentations and webcasts” on investors.nrg.com. The webcast will be archived on the site for those unable to listen in real-time.

About NRG
NRG Energy, Inc. is leading the future of energy—now. Our solutions power a smarter, brighter future by helping customers achieve today's goals while solving for the challenges of tomorrow. Every day, we deliver innovative natural gas, electricity, and smart home solutions to customers large and small across North America.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,”

“forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the proposed transaction between NRG and LS Power, the expected closing of the transaction and the timing thereof, including receipt of required regulatory approvals and satisfaction of other customary closing conditions, the financing of the proposed transaction, enhancements to NRG's credit profile, synergies, opportunities, anticipated future financial and operational performance, and NRG's future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs and escalation of international trade disputes, the inability to close (or any delay in closing) the proposed acquisition of the portfolio of assets from LS Power (the “Portfolio”), the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement relating to the Portfolio (including the inability to obtain required governmental and regulatory approvals in a timely manner or at all), the inability to obtain financing for the proposed acquisition of the Portfolio, the inability of the combined company to realize expected synergies and benefits of integration (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of NRG’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain customers, the ability to successfully integrate businesses of acquired assets or companies (including the Portfolio), NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in this release and in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commissions (the "SEC"). Achieving investment grade credit metrics is not an indication of or guarantee that NRG will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted EBITDA, cash provided by operating activities, Free Cash Flow before Growth, Adjusted Net Income, and Adjusted EPS guidance are estimates as of August 6, 2025. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media	Investors
Ann Duhon	Brendan Mulhern
713.562.8817	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Revenue
Revenue	$6,740	$6,659	$15,325	$14,088
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	5,629	4,328	12,190	9,990
Depreciation and amortization	344	360	670	693
Impairment losses	—	15	—	15
Selling, general and administrative costs (excluding amortization of customer acquisition costs of $68, $47,$133 and $89, respectively, which are included in depreciation and amortization shown separately above)	724	545	1,273	1,094
Acquisition-related transaction and integration costs	43	6	51	15
Total operating costs and expenses	6,740	5,254	14,184	11,807
Gain/(loss) on sale of assets	—	5	(7)	1
Operating Income	—	1,410	1,134	2,282
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	1	4	3	7
Other income, net	4	3	16	33
Loss on debt extinguishment	(10)	(202)	(10)	(260)
Interest expense	(148)	(163)	(311)	(315)
Total other expense	(153)	(358)	(302)	(535)
(Loss)/Income Before Income Taxes	(153)	1,052	832	1,747
Income tax (benefit)/expense	(49)	314	186	498
Net (Loss)/Income	$(104)	$738	$646	$1,249
Less: Cumulative dividends attributable to Series A Preferred Stock	17	17	34	34
Net (Loss)/Income Available for Common Stockholders	$(121)	$721	$612	$1,215
(Loss)/Income per Share
Weighted average number of common shares outstanding — basic	196	208	197	209
(Loss)/Income per Weighted Average Common Share — Basic	$(0.62)	$3.47	$3.11	$5.81
Weighted average number of common shares outstanding — diluted	196	214	203	214
(Loss)/Income per Weighted Average Common Share —Diluted	$(0.62)	$3.37	$3.01	$5.68

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/ INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Net (Loss)/Income	$(104)	$738	$646	$1,249
Other Comprehensive Income/(Loss)
Foreign currency translation adjustments	13	(2)	15	(10)
Defined benefit plans	1	(1)	1	(2)
Other comprehensive income/(loss)	14	(3)	16	(12)
Comprehensive (Loss)/Income	$(90)	$735	$662	$1,237

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$180	$966
Funds deposited by counterparties	446	199
Restricted cash	17	8
Accounts receivable, net	3,421	3,488
Inventory	451	478
Derivative instruments	2,332	2,686
Cash collateral paid in support of energy risk management activities	361	309
Prepayments and other current assets	987	830
Total current assets	8,195	8,964
Property, plant and equipment, net	3,192	2,021
Other Assets
Equity investments in affiliates	47	45
Operating lease right-of-use assets, net	133	151
Goodwill	5,017	5,011
Customer relationships, net	1,379	1,538
Other intangible assets, net	1,130	1,370
Derivative instruments	1,745	1,710
Deferred income taxes	1,935	2,067
Other non-current assets	1,315	1,145
Total other assets	12,701	13,037
Total Assets	$24,088	$24,022

	June 30, 2025	December 31, 2024
(In millions, except share data)	(Unaudited)	(Audited)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$1,132	$996
Current portion of operating lease liabilities	38	66
Accounts payable	2,544	2,513
Derivative instruments	1,954	2,297
Cash collateral received in support of energy risk management activities	446	199
Deferred revenue current	715	711
Accrued expenses and other current liabilities	1,952	2,031
Total current liabilities	8,781	8,813
Other Liabilities
Long-term debt and finance leases	9,812	9,812
Non-current operating lease liabilities	134	117
Derivative instruments	1,273	1,107
Deferred income taxes	12	12
Deferred revenue non-current	905	862
Other non-current liabilities	883	821
Total other liabilities	13,019	12,731
Total Liabilities	21,800	21,544
Commitments and Contingencies
Stockholders' Equity
Preferred stock; 10,000,000 shares authorized; 650,000 Series A shares issued and outstanding at June 30, 2025 and December 31, 2024, aggregate liquidation preference of $650; at June 30, 2025 and December 31, 2024	650	650
Common stock; $0.01 par value; 500,000,000 shares authorized; 201,087,779 and 205,064,058 shares issued and 194,630,094 and 198,604,003 shares outstanding at June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in-capital	305	705
Retained earnings	1,970	1,535
Treasury stock, at cost; 6,457,685 shares and 6,460,055 shares at June 30, 2025, and December 31, 2024, respectively	(538)	(297)
Accumulated other comprehensive loss	(101)	(117)
Total Stockholders' Equity	2,288	2,478
Total Liabilities and Stockholders' Equity	$24,088	$24,022

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
(In millions)	2025	2024
Cash Flows from Operating Activities
Net Income	$646	$1,249
Adjustments to reconcile net income to cash provided by operating activities:
Equity in and distributions from earnings of unconsolidated affiliates	(1)	(4)
Depreciation of property, plant and equipment and amortization of customer relationships and other intangible assets	444	553
Amortization of capitalized contract costs	226	140
Accretion of asset retirement obligations	20	3
Provision for credit losses	113	133
Amortization of financing costs and debt discounts	13	21
Loss on debt extinguishment	10	260
Amortization of in-the-money contracts and emissions allowances	51	73
Amortization of unearned equity compensation	62	57
Net loss on sale of assets and disposal of assets	10	8
Gain on proceeds from insurance recoveries for property, plant and equipment, net	(100)	—
Impairment losses	—	15
Changes in derivative instruments	18	(1,384)
Changes in current and deferred income taxes and liability for uncertain tax benefits	126	390
Changes in collateral deposits in support of risk management activities	197	660
Changes in other working capital	(529)	(851)
Cash provided by operating activities	$1,306	$1,323
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets	$(586)	$(32)
Capital expenditures	(595)	(172)
Net purchases of emissions allowances	(7)	(11)
Proceeds from sales of assets	6	11
Proceeds from insurance recoveries for property, plant and equipment, net	100	3
Cash used by investing activities	$(1,082)	$(201)
Cash Flows from Financing Activities
Payments of dividends to preferred and common stockholders	$(207)	$(204)
Equivalent shares purchased in lieu of tax withholdings	(77)	(35)
Payments for share repurchase activity	(603)	(90)
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	38	(12)
Proceeds from issuance of long-term debt	—	875
Payments of deferred financing costs	(31)	(12)
Repayments of long-term debt and finance leases	(10)	(956)
Payments for debt extinguishment costs	—	(257)
Proceeds from credit facilities	865	625
Repayments to credit facilities	(730)	(625)
Cash used by financing activities	$(755)	$(691)
Effect of exchange rate changes on cash and cash equivalents	1	—
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(530)	431
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,173	649
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$643	$1,080

Appendix Table A-1: Second Quarter 2025 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [8,9]	Earnings Per Share, Diluted [8,9]
Net Income/(Loss) Available for Common Stockholders	$382	$(347)	$144	$(117)	$(183)	$(121)	$(0.62)	$(0.62)
Cumulative dividends attributable to Series A Preferred Stock					17	17	0.09	0.09
Net Income/(Loss)	$382	$(347)	$144	$(117)	$(166)	$(104)	$(0.53)	$(0.53)
Plus:
Interest expense, net	—	—	—	—	141	141	0.72	0.70
Income tax (benefit)	—	—	—	—	(49)	(49)	(0.25)	(0.24)
Loss on debt extinguishment	—	—	—	—	10	10	0.05	0.05
Depreciation and amortization	93	36	11	193	11	344	1.76	1.70
ARO expense	14	16	—	—	—	30	0.15	0.15
Contract and emission credit amortization, net	3	(2)	2	—	—	3	0.02	0.01
Stock-based compensation[1]	9	3	1	15	—	28	0.14	0.14
Acquisition and divestiture integration and transaction costs[1]	—	—	—	—	40	40	0.20	0.20
Cost to achieve	—	—	—	—	4	4	0.02	0.02
Deactivation costs	5	5	—	—	—	10	0.05	0.05
Other and non-recurring charges[2]	—	—	3	164	2	169	0.86	0.84
Mark to market (MtM) loss/(gain) on economic hedges[3]	6	388	(111)	—	—	283	1.44	1.40
Dilutive impact adjustment on Net (Loss) Available for Common Stockholders[4]								0.02
Adjusted EBITDA	$512	$99	$50	$255	$(7)	$909	$4.64	$4.50
Adjusted interest expense, net[5]	—	—	—	—	(136)	(136)	(0.69)	(0.67)
Depreciation and amortization	(93)	(36)	(11)	(193)	(11)	(344)	(1.76)	(1.70)
Adjusted Income before income taxes	419	63	39	62	(154)	429	2.19	2.12
Adjusted income tax expense[6]	—	—	—	—	(73)	(73)	(0.37)	(0.36)
Adjusted Net Income before Preferred Stock dividends	419	63	39	62	(227)	356	1.82	1.76
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)	(0.09)	(0.08)
Adjusted Net Income[7]	$419	$63	$39	$62	$(244)	$339	$1.73	$1.68
1 Stock-based compensation of $5 million is reflected in acquisition and divestiture integration and transaction costs
2 Includes $163 million of reserves for legal matters
3 Loss of $283 million was primarily driven by unrealized non-cash mark-to-market loss on economic hedges due to declines in forward natural gas and northeast power prices
4 Includes the potential dilutive impacts of the Convertible Senior Notes of 4 million shares and equity compensation of 2 million shares for the three months ended June 30, 2025. Under GAAP when there is a net loss, dilutive securities are not included in the diluted share count as they are anti-dilutive. As
Adjusted Net Income is in an income position and not a loss position, this line item reflects the impact of the anti-dilutive securities as if they were dilutive
5 Excludes mark-to-market loss on interest hedges of $5 million
6 Income tax calculated using Adjusted effective tax rate (ETR) on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
8 Items may not sum due to rounding
9 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 196 million and on weighted average number of common shares outstanding - diluted of 202 million for the three months ended June 30, 2025

Second Quarter 2025 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,847	$2,734	$677	$504	$(21)	$6,741
Cost of fuel, purchased power and other cost of sales[2]	1,846	2,367	534	53	(8)	4,792
Economic gross margin	1,001	367	143	451	(13)	1,949
Operations & maintenance and other cost of operations[3]	284	121	52	58	(5)	510
Selling, marketing, general and administrative[4]	204	149	43	138	(1)	533
Other	1	(2)	(2)	—	—	(3)
Adjusted EBITDA	$512	$99	$50	$255	$(7)	$909
Adjusted interest expense, net[5]	—	—	—	—	(136)	(136)
Depreciation and amortization	(93)	(36)	(11)	(193)	(11)	(344)
Adjusted Income before income taxes	419	63	39	62	(154)	429
Adjusted income tax expense[5]	—	—	—	—	(73)	(73)
Adjusted Net Income before Preferred Stock dividends	419	63	39	62	(227)	356
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)
Adjusted Net Income[5]	$419	$63	$39	$62	$(244)	$339
Weighted average number of common shares outstanding - basic						196
Adjusted EPS						$1.73
1 Excludes MtM loss of $1 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $30 million, deactivation costs of $10 million and stock-based compensation of $2 million
4 Excludes other and non-recurring charges of $164 million, stock-based compensation of $26 million, cost to achieve of $4 million and acquisition and divestiture integration and transaction costs of $(3) million
5 See previous table for details

The following table reconciles the Condensed Consolidated Results of Operations to Adjusted EBITDA and Adjusted Net Income:

(In millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deact.	Other adj.[2]	Adjusted EBITDA	Adj. to arrive at Adj Net Income[3]	Adjusted Net Income[4]
Revenue	$6,740	$—	$1	$—	$—	$6,741	—	$6,741
Cost of operations (excluding depreciation and amortization shown below)[1]	5,077	(3)	(282)	—	—	4,792	—	4,792
Depreciation and Amortization	344	(344)	—	—	—	—	344	344
Gross margin	1,319	347	283	—	—	1,949	(344)	1,605
Operations & maintenance and other cost of operations	552	—	—	(10)	(32)	510	—	510
Selling, marketing, general & administrative	724	—	—	—	(191)	533	—	533
Other	147	(92)	—	—	(58)	(3)	209	206
Net Income/(Loss)	$(104)	$439	$283	$10	$281	$909	$(553)	$356
Less: Cumulative dividends attributable to Series A Preferred Stock	17				(17)	—	17	17
Net Income available for common stockholders	$(121)	$439	$283	$10	$298	$909	$(570)	$339
1 Excludes operations & maintenance and other cost of operations of $552 million

2 Other adj. includes other and non-recurring charges of $169 million, acquisition and divestiture integration and transaction costs of $40 million, ARO expense of $30 million, stock-based compensation of $28 million, loss on debt extinguishment of $10 million and cost to achieve of $4 million
3 Other includes adjusted interest expense, net of $136 million and adjusted income tax expense of $73 million
4 See previous table for details

Appendix Table A-2: Second Quarter 2024 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [5,6]	Earnings Per Share, Diluted [5,6]
Net Income/(Loss) Available for Common Stockholders	$967	$448	$6	$18	$(718)	$721	$3.47	$3.37
Cumulative dividends attributable to Series A Preferred Stock					17	17	0.08	0.08
Net Income/(Loss)	$967	$448	$6	$18	$(701)	$738	$3.55	$3.45
Plus:
Interest expense, net	—	—	—	—	147	147	0.71	0.69
Income tax expense	—	—	—	—	314	314	1.51	1.47
Loss on debt extinguishment	—	—	—	—	202	202	0.97	0.94
Depreciation and amortization	77	39	48	186	10	360	1.73	1.68
ARO expense/(gain)	3	(4)	—	—	—	(1)	—	—
Contract and emission credit amortization, net	2	(14)	2	—	—	(10)	(0.05)	(0.05)
Stock-based compensation	7	3	1	16	—	27	0.13	0.13
Acquisition and divestiture integration and transaction costs	—	—	—	2	6	8	0.04	0.04
Cost to achieve	—	—	—		8	8	0.04	0.04
Deactivation costs	—	4	1	—	—	5	0.02	0.02
Other and non-recurring charges	1	1	11	6	5	24	0.12	0.11
Impairments	—	—	15		—	15	0.07	0.07
Mark to market (MtM) (gain) on economic hedges[1]	(605)	(268)	(2)	—	—	(875)	(4.21)	(4.09)
Adjusted EBITDA	$452	$209	$82	$228	$(9)	$962	$4.63	$4.50
Adjusted interest expense, net[2]	—	—	—	—	(153)	(153)	(0.74)	(0.71)
Depreciation and amortization	(77)	(39)	(48)	(186)	(10)	(360)	(1.73)	(1.68)
Adjusted Income before income taxes	375	170	34	42	(172)	449	2.16	2.10
Adjusted income tax expense[3]	—	—	—	—	(79)	(79)	(0.38)	(0.37)
Adjusted Net Income before Preferred Stock dividends	375	170	34	42	(251)	370	1.78	1.73
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)	(0.08)	(0.08)
Adjusted Net Income[4]	$375	$170	$34	$42	$(268)	$353	$1.70	$1.65
1 Gain of $(875) million was primarily driven by unrealized non-cash mark-to-market gains on economic hedges in Texas due to increases in ERCOT power prices
2 Excludes mark-to-market gain on interest hedges of $6 million
3 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis
4 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
5 Items may not sum due to rounding
6 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 208 million and on weighted average number of common shares outstanding - diluted of 214 million for the three months ended June 30, 2024

Second Quarter 2024 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,763	$2,473	$894	$467	$(15)	$6,582
Cost of fuel, purchased power and other cost of sales[2]	1,853	2,029	709	39	(6)	4,624
Economic gross margin	910	444	185	428	(9)	1,958
Operations & maintenance and other cost of operations[3]	282	105	59	58	1	505
Selling, marketing, general & administrative[4]	176	130	66	142	(2)	512
Other	—	—	(22)	—	1	(21)
Adjusted EBITDA	$452	$209	$82	$228	$(9)	$962
Adjusted interest expense, net[5]	—	—	—	—	(153)	(153)
Depreciation and amortization	(77)	(39)	(48)	(186)	(10)	(360)
Adjusted Income before income taxes	375	170	34	42	(172)	449
Adjusted income tax expense[5]	—	—	—	—	(79)	(79)
Adjusted Net Income before Preferred Stock dividends	375	170	34	42	(251)	370
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)
Adjusted Net Income[5]	$375	$170	$34	$42	$(268)	$353
Weighted average number of common shares outstanding - basic						208
Adjusted EPS						$1.70
1 Excludes MtM gain of $(84) million and contract amortization of $7 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes deactivation costs of $5 million, stock-based compensation of $2 million, other and non-recurring charges of $1 million and ARO expense of $(1) million
4 Excludes stock-based compensation of $25 million, cost to achieve of $8 million, acquisition and divestiture integration and transaction costs of $1 million and other and non-recurring charges of $(1) million
5 See previous table for details

The following table reconciles the Condensed Consolidated Results of Operations to Adjusted EBITDA and Adjusted Net Income:

(In millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deact.	Other adj.[2]	Adjusted EBITDA	Adj. to arrive at Adj Net Income[3]	Adjusted Net Income[4]
Revenue	$6,659	$7	$(84)	$—	$—	$6,582	$—	$6,582
Cost of operations (excluding depreciation and amortization shown below)[1]	3,816	17	791	—	—	4,624	—	4,624
Depreciation and amortization	360	(360)	—	—	—	—	360	360
Gross margin	2,483	350	(875)	—	—	1,958	(360)	1,598
Operations & maintenance and other cost of operations	512	—	—	(5)	(2)	505	—	505
Selling, marketing, general & administrative	545	—	—	—	(33)	512	—	512
Other	688	(461)	—	—	(248)	(21)	232	211
Net Income/(Loss)	$738	$811	$(875)	$5	$283	$962	$(592)	$370
Less: Cumulative dividends attributable to Series A Preferred Stock	17				(17)	—	17	17
Net Income available for common stockholders	$721	$811	$(875)	$5	$300	$962	$(609)	$353
1 Excludes operations & maintenance and other cost of operations of $512 million

2 Other adj. includes loss on debt extinguishment $202, stock-based compensation of $27 million, and other and non-recurring charges of $24 million, impairments of $15 million, acquisition and divestiture integration and transaction costs of $8 million, cost to achieve of $8 million and ARO expense of $(1) million
3 Other includes adjusted interest expense, net of $153 million and adjusted income tax expense of $79 million
4 See previous table for details

Appendix Table A-3: YTD Second Quarter 2025 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [7,8]	Earnings Per Share, Diluted [7,8]
Net Income/(Loss) Available for common stockholders	$719	$358	$209	$(62)	$(612)	$612	$3.11	$3.01
Cumulative Dividends attributable to Series A Preferred Stock					34	34	0.17	0.17
Net Income/(Loss)	$719	$358	$209	$(62)	$(578)	$646	$3.28	$3.18
Plus:
Interest expense, net	—	—	—	—	290	290	1.47	1.43
Income tax expense	—	—	—	—	186	186	0.94	0.92
Loss on debt extinguishment	—	—	—	—	10	10	0.05	0.05
Depreciation and amortization	176	73	24	375	22	670	3.40	3.30
ARO expense	18	2	—	—	—	20	0.10	0.10
Contract and emission credit amortization, net	4	27	2	—	—	33	0.17	0.16
Stock-based compensation[1]	18	7	2	28	—	55	0.28	0.27
Acquisition and divestiture integration and transaction costs[1]	—	—	—	1	50	51	0.26	0.25
Cost to achieve[1]	—	—	—	—	7	7	0.04	0.03
Deactivation costs	8	7	—	—	—	15	0.08	0.07
Loss on sale of assets	—	—	7	—	—	7	0.04	0.03
Other and non-recurring charges[2]	(100)	—	5	189	(1)	93	0.47	0.46
Mark to market (MtM) (gain)/loss on economic hedges[3]	(32)	99	(115)	—	—	(48)	(0.24)	(0.24)
Adjusted EBITDA	$811	$573	$134	$531	$(14)	$2,035	$10.33	$10.02
Adjusted Interest expense, net[4]					(276)	(276)	(1.40)	(1.36)
Depreciation and amortization	(176)	(73)	(24)	(375)	(22)	(670)	(3.40)	(3.30)
Adjusted Income before income taxes	635	500	110	156	(312)	1,089	5.53	5.36
Adjusted income tax expense[5]	—	—	—	—	(185)	(185)	(0.94)	(0.91)
Adjusted Net Income before Preferred Stock dividends	635	500	110	156	(497)	904	4.59	4.45
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)	(0.17)	(0.17)
Adjusted Net Income[6]	$635	$500	$110	$156	$(531)	$870	$4.42	$4.29
1 Stock-based compensation of $6 million is reflected in acquisition and divestiture integration and transaction costs and $1 million is reflected in cost to achieve
2 Includes $(100) million of property insurance proceeds and $180 million of reserves for legal matters
3 Gain of $(48) million was primarily driven by unrealized non-cash mark-to-market gains on economic hedges in Texas due to increases in ERCOT power prices
4 Excludes mark-to-market loss on interest hedges of $14 million
5 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis
6Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
7 Items may not sum due to rounding
8 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 197 million and on weighted average number of common shares outstanding - diluted of 203 million for the six months ended June 30, 2025

YTD Second Quarter 2025 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$5,282	$7,335	$1,774	$998	$(43)	$15,346
Cost of fuel, purchased power and other cost of sales[2]	3,544	6,227	1,466	87	(16)	11,308
Economic gross margin	1,738	1,108	308	911	(27)	4,038
Operations & maintenance and other cost of operations[3]	526	252	95	118	(13)	978
Selling, general and administrative costs[4]	400	288	85	262	—	1,035
Other	1	(5)	(6)	—	—	(10)
Adjusted EBITDA	$811	$573	$134	$531	$(14)	$2,035
Adjusted interest expense, net[5]	—	—	—	—	(276)	(276)
Depreciation and amortization	(176)	(73)	(24)	(375)	(22)	(670)
Adjusted Income before income taxes	635	500	110	156	(312)	1,089
Adjusted income tax expense[5]	—	—	—	—	(185)	(185)
Adjusted Net Income before Preferred Stock dividends	635	500	110	156	(497)	904
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)
Adjusted Net Income[5]	$635	$500	$110	$156	$(531)	$870
Weighted average number of common shares outstanding - basic	—	—	—	—	—	197
Adjusted EPS						$4.42
1 Excludes MtM loss of $16 million and contract amortization of $5 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $20 million, deactivation costs of $15 million, stock-based compensation of $4 million and other and non-recurring charges of $(99) million
4 Excludes other and non-recurring charges of $180 million, stock-based compensation of $51 million and cost to achieve of $7 million
5 See previous table for details

The following table reconciles the Condensed Consolidated Results of Operations to Adjusted EBITDA and Adjusted Net Income:

(In millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deact.	Other adj.[2]	Adjusted EBITDA	Adj. to arrive at Adj Net Income[3]	Adjusted Net Income[4]
Revenue	$15,325	$5	$16	$—	$—	$15,346	$—	$15,346
Cost of operations (excluding depreciation and amortization shown below)[1]	11,272	(28)	64	—	—	11,308	—	11,308
Depreciation and Amortization	670	(670)	—	—	—	—	670	670
Gross margin	3,383	703	(48)	—	—	4,038	(670)	3,368
Operations & maintenance and other cost of operations	918	—	—	(15)	75	978	—	978
Selling, general and administrative costs	1,273	—	—	—	(238)	1,035	—	1,035
Other	546	(476)	—	—	(80)	(10)	461	451
Net Income/(Loss)	$646	$1,179	$(48)	$15	$243	$2,035	$(1,131)	$904
Less: Cumulative dividends attributable to Series A Preferred Stock	34				(34)	—	34	34
Net Income available for common stockholders	$612	$1,179	$(48)	$15	$277	$2,035	$(1,165)	$870
1 Excludes operations & maintenance and other cost of operations of $918 million

2 Other adj. includes other and non-recurring charges of $93 million, stock-based compensation of $55 million, acquisition and divestiture integration and transaction costs of $51 million, ARO expense of $20 million, loss on debt extinguishment of $10 million, loss on sale of assets $7 million and cost to achieve of $7 million
3 Other includes adjusted interest expense, net of $276 million and adjusted income tax expense of $185 million
4 See previous table for details

Appendix Table A-4: YTD Second Quarter 2024 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [7,8]	Earnings Per Share, Diluted [7,8]
Net Income/(Loss) Available for Common Stockholders	$1,316	$1,029	$(65)	$65	$(1,130)	$1,215	$5.81	$5.68
Cumulative dividends attributable to Series A Preferred Stock					34	34	0.16	0.16
Net Income/(Loss)	$1,316	$1,029	$(65)	$65	$(1,096)	$1,249	$5.98	$5.84
Plus:
Interest expense, net	—	—	—	—	281	281	1.34	1.31
Income tax expense	—	—	—	—	498	498	2.38	2.33
Loss on debt extinguishment	—	—	—		260	260	1.24	1.21
Depreciation and amortization	159	78	73	363	20	693	3.32	3.24
ARO expense/(gain)	4	(1)	—	—	—	3	0.01	0.01
Contract and emission credit amortization, net	2	58	3	—	—	63	0.30	0.29
Stock-based compensation[1]	14	7	2	31	—	54	0.26	0.25
Acquisition and divestiture integration and transaction costs[1]	—	—	—	8	10	18	0.09	0.08
Cost to achieve[1]	—	—	—		17	17	0.08	0.08
Deactivation costs	—	9	2	—	—	11	0.05	0.05
Loss on sale of assets[2]	4	—	—	—	—	4	0.02	0.02
Other and non-recurring charges	2	(1)	13	5	(6)	13	0.06	0.06
Impairments	—	—	15	—	—	15	0.07	0.07
Mark to market (MtM) (gain)/loss on economic hedges[3]	(830)	(619)	102	—	—	(1,347)	(6.44)	(6.29)
Adjusted EBITDA	$671	$560	$145	$472	$(16)	$1,832	$8.77	$8.56
Adjusted interest expense, net[4]	—	—	—	—	(299)	(299)	(1.43)	(1.40)
Depreciation and amortization	(159)	(78)	(73)	(363)	(20)	(693)	(3.32)	(3.24)
Adjusted Income before income taxes	512	482	72	109	(335)	840	4.02	3.93
Adjusted income tax expense[5]	—	—	—	—	(148)	(148)	(0.71)	(0.69)
Adjusted Net Income before Preferred Stock dividends	512	482	72	109	(483)	692	3.31	3.23
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)	(0.16)	(0.16)
Adjusted Net Income[6]	$512	$482	$72	$109	$(517)	$658	$3.15	$3.07
1 Stock-based compensation of $2 million is reflected in cost to achieve and $1 million is reflected in acquisition and divestiture integration and transaction costs
2 Excludes sale of land not associated with a generating asset
3 Gain of $(1,347) million was primarily driven by unrealized non-cash mark-to-market gains on economic hedges in Texas due to increases in ERCOT power prices
4 Excludes mark-to-market gain on interest hedges of $18 million
5 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis
6 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
7 Items may not sum due to rounding
8 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 209 million and on weighted average number of common shares outstanding - diluted of 214 million for the six months ended June 30, 2024

YTD Second Quarter 2024 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$4,996	$6,049	$2,122	$935	$(21)	$14,081
Cost of fuel, purchased power and other cost of sales[2]	3,461	5,010	1,770	71	(12)	10,300
Economic gross margin	1,535	1,039	352	864	(9)	3,781
Operations & maintenance and other cost of operations[3]	514	208	113	112	1	948
Selling, marketing, general & administrative[4]	349	272	118	281	3	1,023
Other	1	(1)	(24)	(1)	3	(22)
Adjusted EBITDA	$671	$560	$145	$472	$(16)	$1,832
Adjusted interest expense, net[5]	—	—	—	—	(299)	(299)
Depreciation and amortization	(159)	(78)	(73)	(363)	(20)	(693)
Adjusted Income before income taxes	512	482	72	109	(335)	840
Adjusted income tax expense[5]	—	—	—	—	(148)	(148)
Adjusted Net Income before Preferred Stock dividends	512	482	72	109	(483)	692
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)
Adjusted Net Income[5]	$512	$482	$72	$109	$(517)	$658
Weighted average number of common shares outstanding - basic						209
Adjusted EPS						$3.15
1 Excludes MtM gain of $(24) million and contract amortization of $17 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes deactivation costs of $11 million, stock-based compensation of $5 million and ARO expense of $3 million
4 Excludes stock-based compensation of $49 million, cost to achieve of $17 million, other and non-recurring charges of $3 million and acquisition and divestiture integration and transaction costs of $2 million
5 See previous table for details

The following table reconciles the Condensed Consolidated Results of Operations to Adjusted EBITDA and Adjusted Net Income:

(In millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deact.	Other adj.[2]	Adjusted EBITDA	Adj. to arrive at Adj Net Income[3]	Adjusted Net Income[4]
Revenue	$14,088	$17	$(24)	$—	$—	$14,081	$—	$14,081
Cost of operations (excluding depreciation and amortization shown below)[1]	9,023	(46)	1,323	—	—	10,300	—	10,300
Depreciation and Amortization	693	(693)	—	—	—	—	693	693
Gross margin	4,372	756	(1,347)	—	—	3,781	(693)	3,088
Operations & maintenance and Other cost of operations	967	—	—	(11)	(8)	948	—	948
Selling, marketing, general & administrative	1,094	—	—	—	(71)	1,023	—	1,023
Other	1,062	(779)	—	—	(305)	(22)	447	425
Net Income/(Loss)	$1,249	$1,535	$(1,347)	$11	$384	$1,832	$(1,140)	$692
Less: Cumulative dividends attributable to Series A Preferred Stock	34				(34)	—	34	34
Net Income available for common stockholders	$1,215	$1,535	$(1,347)	$11	$418	$1,832	$(1,174)	$658
1 Excludes operations & maintenance and other cost of operations of $967 million

2 Other adj. includes loss on debt extinguishment of $260 million, stock-based compensation costs of $54 million, acquisition and divestiture integration and transaction costs of $18 million, cost to achieve of $17 million, impairments of $15 million, other and non-recurring charges of $13 million, loss on sale of assets of $4 million and ARO expense of $3 million
3 Other includes adjusted interest expense, net of $299 million and adjusted income tax expense of $148 million
4 See previous table for details

Appendix Table A-5: Three Months Ended June 30, 2025 and 2024 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

	Three Months Ended
(In millions)	6/30/25	6/30/24
Adjusted EBITDA	$909	$962
Interest payments, net	(103)	(84)
Income tax payments	(53)	(98)
Gross capitalized contract costs	(311)	(270)
Collateral/working capital/other assets and liabilities	9	546
Cash provided by operating activities	451	1,056
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	13	(20)
Acquisition and divestiture integration and transaction costs[1]	29	18
Adjustment for change in collateral	426	(371)
Other	1	10
Adjusted cash provided by operating activities	920	693
Maintenance capital expenditures, net[2]	(67)	(71)
Environmental capital expenditures	(14)	(6)
Cost of acquisition	75	47
Free Cash Flow before Growth Investments (FCFbG)	$914	$663

1 Three months ended 6/30/25 includes $4 million cost to achieve payments and excludes $15 million non-cash acquisition costs and non-cash stock-based compensation; three months ended 6/30/24 includes $10 million cost to achieve payments
2 Three months ended 6/30/25 is presented net of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $100 million

Appendix Table A-6: Six Months Ended June 30, 2025 and 2024 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

	Six Months Ended
(In millions)	6/30/25	6/30/24
Adjusted EBITDA	$2,035	$1,832
Interest payments, net	(241)	(275)
Income tax payments	(60)	(106)
Gross capitalized contract costs	(486)	(439)
Collateral/working capital/other assets and liabilities	58	311
Cash provided by operating activities	1,306	1,323
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	38	(12)
Acquisition and divestiture integration and transaction costs[1]	41	35
Adjustment for change in collateral	(197)	(660)
Other	4	8
Adjusted cash provided by operating activities	1,192	694
Maintenance capital expenditures, net[2]	(52)	(123)
Environmental capital expenditures	(19)	(8)
Cost of acquisition	86	60
Free Cash Flow before Growth Investments (FCFbG)	$1,207	$623
1 Six months ended 6/30/25 includes $7 million cost to achieve payments and excludes $17 million non-cash acquisition costs and non-cash stock-based compensation; six months ended 6/30/24 includes $17 million cost to achieve payments
2 Six months ended 6/30/25 is presented net of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $100 million; six months ended 6/30/24 is presented net of W.A. Parish Unit 8 insurance recoveries related to the property, plant and equipment of $3 million

Appendix Table A-7: Six Months Ended June 30, 2025 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the six months ended June 30, 2025:

(In millions)	Six months ended June 30, 2025
Sources:
Adjusted cash provided by operating activities	$1,192
Change in availability under revolving credit facility and collective collateral facilities	589
Proceeds from credit facilities, net	135
Proceeds from sales of assets	6
Uses:
Payments for share repurchase activity	(603)
Payments for acquisitions of assets	(586)
Investments and integration capital expenditures	(424)
Payments of dividends to preferred and common stockholders	(207)
Equivalent shares purchased in lieu of tax withholdings	(77)
Maintenance and environmental capital expenditures, net[1]	(71)
Cash collateral returned in support of energy risk management activities	(52)
Acquisition and divestiture integration and transaction costs[2]	(41)
Payments of deferred financing costs	(31)
Repayments of long-term debt and finance leases	(10)
Net purchases of emission allowances	(7)
Other investing and financing	(1)
Change in Total Liquidity	$(188)
1 Six months ended 6/30/25 is presented net of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $100 million
2 Six months ended 6/30/25 includes $7 million cost to achieve payments and excludes $17 million non-cash acquisition costs and non-cash stock-based compensation

Appendix Table A-8: Guidance Reconciliations
The following table summarizes the 2025 Guidance calculations of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income:

2025
(In millions, except per share amounts)	Guidance[7]
Net Income[1]	$1,025 - $1,225
Interest expense, net	635
Income tax expense[2]	390 - 440
Depreciation and amortization	1,400
ARO expense	25
Stock-based compensation	100
Acquisition and divestiture integration and transaction costs	20
Other[3]	130
Adjusted EBITDA	$3,725 - $3,975
Adjusted interest expense, net[4]	(635)
Depreciation and amortization	(1,400)
Adjusted Income before income taxes	$1,690 - $1,940
Adjusted income tax expense[5]	(293) - (343)
Adjusted Net Income before Preferred Stock dividends	$1,397 - $1,597
Cumulative dividends attributable to Series A Preferred Stock	(67)
Adjusted Net Income[6]	$1,330 - $1,530
Weighted average number of common shares outstanding - basic	197
Adjusted EPS	$6.75 - $7.75
1 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Represents anticipated GAAP income tax
3 Includes adjustments for sale of assets, deactivation costs, and other and non-recurring charges
4 Excludes mark-to-market gains/losses on interest hedges
5 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis
6 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
7 Items may not sum due to rounding

Appendix Table A-9: 2025 Guidance Reconciliations
The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

2025
(In millions)	Guidance
Adjusted EBITDA	$3,725 - $3,975
Interest payments, net[1]	(610)
Income tax payments[2]	(125)
Gross capitalized contract costs	(895)
Working capital/other assets and liabilities[3]	(10)
Cash provided by operating activities[4]	$2,085 - $2,335
Acquisition and other costs[3]	35
Adjusted cash provided by operating activities	$2,120 - $2,370
Maintenance capital expenditures, net[5]	(240) - (260)
Environmental capital expenditures	(20) - (30)
Cost of acquisition	130
Free Cash Flow before Growth Investments (FCFbG)	$1,975 - $2,225

1 Interest payments, net represents Interest expense, net of ($635 million) on Appendix Table A-8 plus $25 million accrued interest expense not yet paid
2 Income tax payments, net represents Adjusted income tax expense of ($293 million) – ($343 million) on Appendix Table A-8 plus $168 million – $218 million accrued income tax expense not yet paid
3 Working capital/other assets and liabilities includes payments for Acquisition and divestiture integration and transition costs, which is adjusted in Acquisition and other costs, and includes net deferred revenues
4 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities
5 Maintenance capital expenditures, net is presented net of W.A. Parish Unit 8 insurance recoveries of ~$100 million related to property, plant and equipment

Non-GAAP Financial Measures

NRG reports its financial results in accordance with the accounting principles generally accepted in the United States (GAAP) and supplements with certain non-GAAP financial measures. These measures are not recognized in accordance with GAAP and should not be viewed in isolation or as an alternative to GAAP measures of performance. In addition, other companies may calculate non-GAAP financial measures differently than NRG does, limiting their usefulness as a comparative measure.

NRG uses the following non-GAAP measures to provide additional insight into financial performance:

•Adjusted EBITDA: Defined as net income less interest, taxes, depreciation, and amortization, impact of asset retirement obligation expenses and contract amortization (consisting of amortization of power and fuel contracts and amortization of emission allowances), and as further adjusted for stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, restructuring costs, and other non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments or non-controlling interests. Adjusted EBITDA is intended to facilitate period-to-period comparisons and is widely used by investors for performance assessment.

•Adjusted Net Income: Defined as net income available to common shareholders excluding the impact of asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances, stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments and non-controlling interests.

•Adjusted Earnings per Share (EPS): Defined as Adjusted Net Income, divided by the average basic common shares outstanding. The Company believes that using average basic common shares outstanding offers a more accurate view of recurring per-share earnings, as it better reflects the impact of the fully hedged convertible note callable in mid-2025.

•Adjusted Cash Provided/(Used) by Operating Activities: Defined as cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, adjustment for change in collateral, and the impact of extraordinary, unusual or non-recurring items.

•Free Cash Flow before Growth Investments: Defined as Adjusted Cash provided/(used) by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, and adjustments to exclude cost of acquisition related to growth.

Management believes these non-GAAP financial measures are useful to investors and other users of NRG's financial statements in evaluating the Company’s operating performance and growth, as well as the impact of the Company’s capital allocation program. They provide an additional tool to compare business performance across periods and adjust for items that management does not consider indicative of NRG’s future operating performance. Management uses these non-GAAP financial measures to assist in comparing financial performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.